Exhibit 99.1

KalVista Pharmaceuticals Reports Eight Months Fiscal Year 2025 Financial Results and Provides Corporate Update

$49.1 million global net product revenue of EKTERLY® (sebetralstat) for the eight months ended December 31, 2025

1,702 patient start forms received in the US from launch through end of February, reflecting continued rapid adoption of first and only oral on-demand treatment for hereditary angioedema (HAE)

EKTERLY launched in Japan by partner Kaken Pharmaceutical Co., LTD

Company to host conference call today at 8:30am ET

FRAMINGHAM, Mass. & SALISBURY, England, March 25, 2026 – KalVista Pharmaceuticals, Inc. (Nasdaq: KALV), today reported financial results for the eight months ended December 31, 2025, and provided a corporate update. As previously announced, the Company changed its fiscal year from ending April 30 of each year to ending December 31 of each year. There was an eight-month transition period from May 1, 2025 to December 31, 2025 and these results are presented within the condensed consolidated financial statements.

“As we enter the next phase of the EKTERLY launch, we are seeing the benefits of disciplined execution and increasing real-world experience with the first and only oral on-demand therapy for HAE,” said Ben Palleiko, CEO of KalVista. “The trend towards high adoption continues, as evidenced by steady underlying demand and increasing utilization from patients seeking the benefits of an oral on-demand option. Internationally, EKTERLY’s early performance in Germany, the recent launch in Japan by our partner Kaken Pharmaceutical and our plans to initiate additional market expansions in 2026, reinforce our confidence in the appeal across global markets. We remain focused on expanding access to EKTERLY worldwide while advancing our pediatric filing in patients aged 2–11 later this year. Together, we believe these efforts position EKTERLY to become the foundational therapy for people living with HAE.”

EKTERLY® (sebetralstat) Commercial Progress

•	Initiated the US commercial launch of EKTERLY on July 7, 2025, with $49.1 million global net product revenue through December 31, 2025.

•	Recorded 1,702 patient start forms, representing almost 20% of the US patient population, and activated 724 unique prescribers in the US through February 28, 2026.

•	In the fourth quarter of 2025, the majority of revenue was due to patients receiving refills of EKTERLY.

•	German launch is exhibiting similar characteristics to the US launch as adoption, utilization, and growth continue to build.

•

EKTERLY has launched in Japan through the Company’s partner, Kaken Pharmaceutical Co., Ltd., and has been listed on the National Health Insurance (NHI) drug reimbursement price list. EKTERLY is the first and only oral on-demand therapy available in Japan.

Clinical and Regulatory Progress

•

Completed enrollment in the Phase 3 KONFIDENT-KID trial of sebetralstat in pediatric HAE patients aged 2 to 11 years a full year ahead of schedule. New interim analysis data to be presented as a late-breaking oral presentation at the 2026 Global Angioedema Leadership Conference taking place in Madrid, Spain from March 26–29, 2026. KalVista expects to file a US new drug application in the third quarter of 2026 with a launch anticipated in 2027.

•

Announced recommendation of EKTERLY as a first-line therapy for adolescents 12 and older in the International Pediatric HAE Guideline, which emphasizes ensuring on-demand treatment is available anytime, anywhere, and prioritizing early self-administration.

•

Presented new sebetralstat clinical data at the 2026 American Academy of Allergy, Asthma & Immunology (AAAAI) Annual Meeting and the Western Society of Allergy, Asthma & Immunology (WSAAI) 63rd Annual Scientific Session, demonstrating high patient satisfaction, sustained effectiveness with repeat use and the importance of early treatment as the strongest predictor of symptom relief.

Transition Period Financial Results

•	Recognized $49.1 million in net product revenue for the eight months ended December 31, 2025.

•	Cost of revenue was $3.1 million for the eight months ended December 31, 2025.

•

Research and development expenses were $33.4 million and $52.2 million in the eight months ended December 31, 2025, and 2024, respectively. The decrease in R&D was primarily attributable to reduced clinical trial expenses and recognizing expenses associated with EKTERLY pre-commercial awareness within selling, general and administrative expenses.

•

Selling, general and administrative expenses were $124.7 million and $64.9 million in the eight months ended December 31, 2025, and 2024, respectively. The increase in SG&A was primarily attributable to commercialization expenses related to EKTERLY.

•

As of December 31, 2025, the Company had cash, cash equivalents and marketable securities of approximately $300.2 million. We anticipate that cash, cash equivalents and marketable securities as of December 31, 2025, along with projected revenues associated with the sale of EKTERLY will fund the Company through profitability.

Earnings Conference Call and Webcast

KalVista management will host a conference call and webcast to discuss the results at 8:30 a.m. ET on Wednesday, March 25, 2026. The live audio webcast will be accessible on the Investors section of the Company’s website at https://ir.kalvista.com/event-calendar. An archived replay will be available on the site approximately two hours after completion of the event.

About EKTERLY® (sebetralstat)

EKTERLY (sebetralstat) is a novel plasma kallikrein inhibitor approved in the United States, European Union, United Kingdom, Switzerland, Australia, Singapore and Japan for the treatment of acute attacks of hereditary angioedema (HAE) in people 12 years of age and older. EKTERLY is the first and only oral on-demand treatment for HAE, offering efficacious and safe treatment of attacks without the burden of injections. With a US regulatory filing planned for 2026 to expand use to children aged 2–11, and additional filings anticipated in key global markets, EKTERLY has the potential to become the foundational therapy for HAE management worldwide. For more information, including the full US Prescribing Information, visit EKTERLY.com.

About KalVista Pharmaceuticals, Inc.

KalVista is a global pharmaceutical company dedicated to delivering life-changing therapies for individuals affected by rare diseases with significant unmet needs. The KalVista team discovered and developed EKTERLY®—the first and only oral on-demand treatment for hereditary angioedema (HAE)—and continues to work closely with the global HAE community to improve treatment and care for this disease around the world. For more information about KalVista, please visit www.kalvista.com and follow us on LinkedIn, X, Facebook and Instagram.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “position,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, information relating to our business and business plans, our financial projections and anticipated cash runway, the success of our efforts to commercialize EKTERLY®, including revenues from sales of EKTERLY, our ability to successfully obtain additional foreign regulatory approvals for sebetralstat, our expectations about the safety and efficacy of sebetralstat and our other product candidates, the timing of clinical trials and their results, our ability to commence clinical studies or complete ongoing clinical studies, including our KONFIDENT-S and KONFIDENT-KID trials, and the ability of EKTERLY to treat HAE, the timing of regulatory filings and product launches, our plans for international expansion, expectations regarding market adoption and utilization trends, and our ability to establish and maintain strategic partnerships. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our transition report on Form 10-KT for the transition period from May 1, 2025 to December 31, 2025, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:

Ryan Baker

Head, Investor Relations

(617) 771-5001

ryan.baker@kalvista.com

Media:

Molly Cameron

Sr. Director, Corporate Communications

(857) 356-0164

molly.cameron@kalvista.com

KALVISTA PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(in thousands except share and per share amounts)

(Unaudited)

	December 31, 2025	April 30, 2025
Cash, cash equivalents & Marketable securities	$300,214	$220,617
Other current assets	19,933	21,073

Total current assets	320,147	241,690
Other assets	15,228	9,080

Total assets	$335,375	$250,770

Current liabilities	$57,355	$45,167
Long-term liabilities	280,731	110,212

Total Liabilities	338,086	155,379

Stockholders’ (deficit) equity	(2,711)	95,391

Total liabilities and stockholders’ (deficit) equity	$335,375	$250,770

KALVISTA PHARMACEUTICALS, INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the Eight Months Ended December 31,
	2025	2024
Product revenue, net	$49,078	$—
Cost of revenue	3,081	—
Research and development	33,371	52,166
Selling, general and administrative	124,663	64,864

Total operating expenses	161,115	117,030

Operating loss	(112,037)	(117,030)

Total other income	1,480	6,576

Loss before income taxes	(110,557)	(110,454)
Income tax (benefit) expense	(1,033)	—

Net loss	$(109,524)	$(110,454)
Net loss per share, basic and diluted	$(2.03)	$(2.30)
Weighted average common shares outstanding, basic and diluted	53,870,007	47,958,970